UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2017

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Michael W. Halloran, Controller (Principal Accounting Officer) of Streamline Health Solutions, Inc. (the “Company”) has resigned from the Company, effective as of June 23, 2017, to pursue other opportunities.

(c)                                  Nicholas A. Meeks, the Company’s Senior Vice President and Chief Financial Officer, will serve as the Company’s Principal Accounting Officer in addition to his continued service as Chief Financial Officer (Principal Financial Officer), effective upon Mr. Halloran’s resignation. Mr. Meeks has served as our Senior Vice President and Chief Financial Officer since May 2013. Prior to that time, Mr. Meeks served as our Vice President of Financial Planning from the time he joined us in June 2012. Information regarding Mr. Meeks’s previous business experience is contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2017 under the heading “Executive Officers” and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: June 23, 2017	By:	/s/ Nicholas A. Meeks
	Name:	Nicholas A. Meeks
	Title:	Senior Vice President and Chief Financial Officer